EXHIBIT 10.6(a)(1)


                         ADDENDUM DATED JUNE 30th, 2004

This Addendum to the Equipment Purchase Agreement ("EPA") dated as of May 31, 2004, by and between Equipment Depot, Inc., a Florida corporation (the "Seller") and On Alert Systems, Inc., a Nevada Corporation (the "Purchaser") is dated June 30th, 2004, and is for the purpose of providing for the terms and conditions under which the type of Equipment being Purchased by the Purchaser is hereby modified from the EPA dated May 31st, 2004, and providing for additional cash deposit money for Equipment being Purchased by the Purchaser.


                                    RECITALS

     WHEREAS, the Purchaser desires to Purchase machine tool equipment ( the "MTE") as a portion of the Equipment representing the May 31st, 2004, EPA, wherein none of the Equipment so Purchased of such date represented the MTE ; and,

     WHEREAS, the original cash payment to the Seller by the Purchaser for the purposes of securing the Equipment for Purchase by the Purchaser was to be $60,000; and

     WHEREAS, the Seller desires to sell to the Purchaser the MTE for the consideration set forth herein; and,

     WHEREAS,   the  Parties  desire  to  amend  the  EPA  to  accommodate  such modifications.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties hereby agree as follows:


                                    Article I

                           TERMS OF PURCHASE AND SALE

     1.01. Sale of the Equipment. At the Closing (as defined in Section 1.04 hereof), subject to the terms and conditions set forth herein, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the MTE, an itemized list of the MTE is attached as Exhibit A-1 to this Addendum.

     1.02. Purchase Price. Of the Purchase price payable by the Purchaser for the Equipment Purchased pursuant to the EPA of May 31st, 2004, The Purchaser shall pay that portion to the Seller of the amount of the three million two hundred sixty thousand dollars ($3,260,000) of the original Purchase price that represents the cost of the MTE in the following manner:

     A. The Purchaser shall pay the cash portion of the Purchase Price of the MTE in cash, by wire transfer, in whole or in increments, plus 30% of such cash Purchase Price, on the earlier of ; (i) the Closing Date to the User; or, (ii) coincident with the closing of any loan or equity financing event of sufficient amount arranged by the User or the original Purchaser for this purpose. In the event that the Purchaser arranges for, or provides, directly or indirectly, for such payment to the Seller, the Purchaser shall bear sole responsibility for Purchaser's repayment from the User.




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     B. The cash portion of the Purchase Price of the MTE shall be determined at the time of the selection of the individual pieces of Equipment to be Purchased by the Purchaser on behalf of the end-User, at the discretion of the end-User, subject to changes in model numbers, manufacturer's, or location of Equipment. Thirty percent of the cash portion of the price shall then be added to the cash portion of this price. Deposit funds shall be applied first to such amounts, and any amounts still due shall be payable according to the terms provided for in 1.02 (A), (C), (D), (E), &
     (F).

     C. In the event that the User or the Purchaser, for any reason, shall fail to arrange for cash payment described in 1.02 (A), then the User shall pay by the first receipt by the User of cleared funds from the sale of the User's manufactured products that would pay, in part or in whole, in full or in increments as received by the User, the required cash payment(s).

     D. In the event that the User or the Purchaser, for any reason, shall fail to arrange for cash payment described in 1.02 (C), then the Purchaser shall immediately file an S-8 registration statement registering such shares for the services of the principals and agents of the Seller, as designated solely by the Seller, so as to allow such shares to be registered pursuant to the rules and regulations governing S-8 registration statements. The shares so registered will be in compliance with all applicable rules of the SEC regarding S-8 filings, and all of the shares so registered shall be for the payment of services provided to Purchaser. Should Purchaser qualify for an S-3 registration filing, such filing may be substituted for the S-8 filing. Should the Purchaser, or the issuer of the shares, as applicable, fail to qualify for the registration of such shares pursuant to an S-8 registration statement, then the provisions of the EPA governing such failure shall apply.

     E. Seller shall have no liability whatsoever for any of the terms pursuant to the Purchaser's contract with the User.

     F. In the event that the cash payment to the Seller cannot be made, for any reason, under the terms and conditions set forth herein, and the S-8 registration cannot be effected, for any reason, then the Seller shall be entitled to a UCC-1 lien on the general and total revenue receipts of the Purchaser, as received in cleared Federal Funds, until such time as the payment of the amount due, plus a penalty of thirty thousand ($30,000) dollars, is paid to the Seller.

     1.03 Registration Rights Restricted common shares issued to Seller in connection with this agreement shall be subject to a Registration Rights Agreement ("RRA"), the terms and conditions of which are contained herein as Exhibit B-1. This RRA shall govern the registration of the securities issued hereto with the Securities and Exchange Commission, and any other regulatory or governmental authority within whose jurisdiction or control such registration is required.

     1.04. Closing.

     (a) The closing of the transactions contemplated hereby (the "Closing") shall take place on the date(s) and time(s) as agreed by the Purchaser and Seller, by the Purchaser and the Seller each delivering, by electronic facsimile transmission (followed by two duplicate signed copies by overnight courier), a signed copy of this Agreement to the Seller's agent at the address set forth in Section 6.02 hereof (the "Closing Date").




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     (b) At the Closing,  subject to the terms and  conditions set forth herein, the Purchaser shall pay and deliver to the Seller the Purchase Price in accordance with its terms. The portion of the Purchase Price represented by the common shares of the Purchaser shall be payable to the Seller at the Closing by delivering the Shares to the Seller's agent at the address set forth in Section 6.02 hereof. The portion of the Purchase Price represented by the cash payments shall be represented by (1) a Purchase Money Contract, herein attached as Exhibit C-1, delivered by the Purchaser to the Seller's agent at the address set forth in Section 6.02 hereof; or, (2) the wire of funds pursuant to section 1.02 (B) (i) or (ii) or (iii), above.

     (c) At the Closing, subject to the terms and conditions set forth herein and following receipt by the Seller of the Purchase Price, the Seller shall deliver or cause to be delivered to the Purchaser title evidencing ownership of MTE as listed in Exhibit A-1 of this Addendum.

     1.05 Physical Location of Equipment and Lease Terms

     (a) (1)The Equipment identified in Exhibit A-1, of this Addendum is located in ________ warehouse(s) with the physical addresses as follows:

                [[TO BE INCLUDED AT CLOSING]]

     1.06 Appraisal and Pre-Closing Expenses

     (a) Desktop Appraisal. A Desktop appraisal of the initial Equipment contemplated to be sold to the Purchaser by the Seller is attached herein as part of Exhibit A-1. The Purchaser or the User shall pay to the Seller's agent at the time of the Closing as a closing expense any nominal costs associated with the Desktop Appraisal of the MTE not included in the original Equipment Desktop Appraisal, such as travel costs to the site(s) of origin of the MTE, if more than 100 miles from the site(s) of the original Equipment.

     (b) Certified Appraisal--independent verification. A certified appraisal shall be conducted prior to closing, at the Purchaser's or User's expense, by an appraiser experienced in the appraisal of the type of equipment being purchased by the Purchaser, whose credentials shall be acceptable to both the Purchaser and the Seller. The expenses of the certified appraisal are pre-closing expenses payable in full by the Purchaser prior to the Closing date, whether or not the certified appraisal has been completed at that time. Agent for the Seller shall withhold a portion of the appraisal fee until the certified copy of the appraisal is delivered to the Purchaser and the Seller. The certified appraisal of the additional MTE is expected to cost $7,000, inclusive of travel expenses of the appraiser, based on a bona fide good faith estimate of the Seller, but the Seller cannot warrant third party prices for such services.

     (c) In the event that a certified appraisal cannot be completed prior to the Closing Date, through no fault or cause by either the Purchaser or the Seller, then prior to the 30th day subsequent to closing, a certified appraisal as described in 1.06 (b) above, shall be provided to the Purchaser and the Seller, or, at the Seller's sole option, may extend the period within which such appraisal may be concluded, and Purchaser agrees to any reasonable extension up to an additional sixty (60) days. In the event that the certified appraisal reports a dollar fair market value less than the amount purchased by the Purchaser at the Closing, then the Seller shall deliver to the Purchaser, within a commercially reasonable time, additional MTE, with appraised fair market value sufficient to correct such deficiency.





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     (d)  Legal  and  Contract  Costs--The  Purchaser  shall  pay  $2,000 to the
     Seller's agent upon the execution of this Addendum for disbursement for legal expenses and contract costs relating to the Purchase of the MTE as a pre-closing expense. Legal expenses in excess of $2,000 shall be payable by the Seller.

     (e) Agent expenses-- In the event that the transactions contemplated herein do not close on the Closing Date, or another date agreed upon in writing by the Seller, the Purchaser, and the Seller's agent, then the Seller's agent shall be deemed to have earned $10,000 in lieu of fees payable to them had the transactions closed as contemplated. In the event that the transactions contemplated herein close on the Closing Date, or another date agreed upon in writing by the Seller, the Purchaser, and the Seller's agent, then the Seller's agent shall be reimbursed any funds advanced by agent to pay any legal or appraisal costs emanating from the Purchase transactions remaining due from the Purchaser, then any ancillary closing costs incurred by the Purchaser prior to the closing date that remain unpaid on the Closing Date.

     (f) Purchaser and Seller acknowledge herein that the nature of the pre-closing expenses and the timing of their payments to the recipients prior to the Closing Date precludes the refund of such expenses once expended, except for the receipt of services the extent to which, or the provision of which, are deemed to be in dispute at the time of the Closing Date, wherein each of the Seller and the Purchaser shall not herein be waiving any rights, civil or otherwise, to use all legal methods to settle and resolve such disputes.


                                   ARTICLE II
                                  MISCELLANEOUS

     2.01 Conflict. Since the intent of this Addendum to the EPA is to modify certain terms and conditions where the addition, deletion, or modification of terms and conditions, as contained herein, become a part of the EPA, in the event the terms and provisions of this Addendum conflict with the terms and conditions of the EPA, RRA, or any other agreements executed by the parties concerning the EPA, the terms of this Addendum shall prevail only to the extent that this Addendum has modified such applicable terms, and shall not be deemed nor construed to add, delete, waive, or modify any other terms or conditions, or subject any existing terms and conditions to any interpretation other than what was agreed and executed by the parties in the Agreements of March 31, 2004; otherwise, the terms and conditions of such Agreements are hereby ratified and confirmed.

     2.02 Limitations of this Agreement. Limited by its additions, deletions, or modifications to the specific terms and conditions of the EPA, this Addendum constitutes the sole and entire agreement of the parties with respect to such additions, deletions, or modifications to the specific terms and conditions of the EPA, and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications regarding such specific additions, deletions, or modifications to the terms and conditions of the EPA. Furthermore, the Seller is under no obligation, pursuant to the terms of the EPA, to provide MTE other than as an accommodation to the Purchaser, and the provision of such MTE shall not be deemed nor construed as a breach, remedy, or settlement of any provision of the EPA, MPC, RRA, Bill of Sale, Desktop Valuation, or any other documents executed or delivered on May 31, 2004, by the parties.




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     2.03 Counterparts.  This Addendum may be executed in counterparts,  each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.04 Amendments. This Addendum may not be amended or modified without the written consent of the Seller and the Purchaser, nor shall any waiver be effective against any party unless in writing executed on behalf of such party.

     2.05 Severability. If any provision of this Addendum shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Addendum shall not be affected thereby.

     2.06 Titles and Subtitles. The titles and subtitles used in this Addendum are for convenience only and are not to be considered in construing or interpreting any term or provision of this Addendum.

     2.07 Successors and Assigns. This Addendum may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Addendum shall inure to the benefit of and be binding upon the parties, their respective successors, executors, beneficiaries and permitted assigns of the parties hereto.

     2.08 Confidentiality. Each party hereto agrees that, except with the prior permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information or knowledge relating to (a) any provisions of this Addendum, (b) any discussions or negotiations relating to this Addendum and (c) the identity of the parties to this Addendum except as required by law or any regulatory agencies. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Addendum or the transactions contemplated hereby, unless the parties otherwise agree in writing, or as required by applicable regulation or law. IN WITNESS WHEREOF, the Seller and the Purchaser have caused this First Addendum to be executed and delivered by the undersigned as of the 30th day of June, 2004.

SELLER:  Equipment Depot, Inc.

By: /s/ John D. Shearer
-------------------------------------------------
 John D. Shearer, Vice-President


PURCHASER: On Alert Systems, Inc., a Nevada Corporation

By: /s/ William A. Robinson
-------------------------------------------------
William A. Robinson, CEO



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